UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2006

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, we amended and restated our revolving credit facility dated May 6, 2005 to extend the term and reduce borrowing costs. The amended and restated revolving credit facility matures on March 17, 2011. So long as there is no default or event of default under the revolving credit facility, we may elect to extend the term of the credit facility for up to an additional two years, subject to lender participation. The facility allows us to borrow up to an aggregate of $500.0 million, including letters of credit up to a maximum aggregate amount of $150.0 million. So long as there is no default or event of default under the revolving credit facility, we may elect to increase the aggregate amount of borrowings under the facility to $750.0 million by increasing the commitment of one or more lenders who have agreed to such increase, or by adding one or more new lenders with the consent of the Administrative Agent and letter of credit issuing bank, which will not be unreasonably withheld. All borrowings under the revolving credit facility are secured by first mortgage bonds of Kansas Gas and Electric Company, our wholly owned subsidiary.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by this reference.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 4.1	Forty-Fifth Supplemental Indenture dated March 17, 2006 between Kansas Gas and Electric Company and BNY Midwest Trust Company, as Trustee, to the Kansas Gas and Electric Company Mortgage and Deed of Trust dated April 1, 1940

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of March 17, 2006, among Westar Energy, Inc., the several banks and other financial institutions or entities from time to time parties to the Agreement

Forward-looking statements: Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “expect,” “likely,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals and are based on assumptions by the management of the Company as of the date of this document. If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated. These differences could be caused by a number of factors or combination of factors including, but not limited to, those factors described under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission. Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: March 21, 2006	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 4.1	Forty-Fifth Supplemental Indenture dated March 17, 2006 between Kansas Gas and Electric Company and BNY Midwest Trust Company, as Trustee, to the Kansas Gas and Electric Company Mortgage and Deed of Trust dated April 1, 1940

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of March 17, 2006, among Westar Energy, Inc., the several banks and other financial institutions or entities from time to time parties to the Agreement